UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): March 19, 2019

Hanger, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10670 (Commission File Number)	84-0904275 (IRS Employer Identification No.)

10910 Domain Drive, Suite 300

Austin, Texas 78758

(Address of principal executive offices (zip code))

(512) 777-3800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02                                           Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

After a comprehensive review by the Compensation Committee of Hanger, Inc. (the “Company”) of the existing employment agreements with the Company’s executive officers (the “Executives”), including the assistance of the Compensation Committee’s compensation consultant, Korn Ferry, that involved a benchmarking process against certain of the Company’s peers, the Company determined to amend and restate the Executives’ employment agreements. The material terms of the amended and restated employment agreements (the “Employment Agreements”) are described below for the following Executives: Vinit K. Asar, Chief Executive Officer, Thomas E. Kiraly, Executive Vice President and Chief Financial Officer, Samuel M. Liang, Executive Vice President, and Thomas E. Hartman, Senior Vice President, General Counsel and Secretary.

The Employment Agreements between the Company and each Executive, dated as of March 19, 2019, provide for the continued employment of each Executive unless the Employment Agreements are terminated by either party pursuant to the terms therein.  The Employment Agreements entitle each Executive to a specified base salary and annual bonus opportunity and participation in the Company’s equity-based compensation program and other benefits programs.  The Executives were entitled to these benefits under their existing employment agreements prior to their amendment and restatement, and the current amounts of the benefits were not modified in connection with the entry into the Employment Agreements.

Prior to their amendment and restatement, the employment agreements of the Executives provided for “single trigger” vesting of equity-based awards upon a change in control, meaning that, in the event of a change in control, all equity-based awards granted to each Executive prior to the effective date of the Employment Agreements would immediately fully vest on the date of such change in control and be valued at the closing price of the shares on the day prior to such event.  The Employment Agreements as amended and restated remove single trigger vesting for equity-based awards granted after the effective date of the amendment and restatement, such that future awards will receive double trigger vesting treatment to the extent provided in the equity incentive plan under which they were granted.

Each Employment Agreement contains a severance benefit under which, upon the termination of an Executive’s employment without cause or, in the case of Mr. Asar, a termination following certain material negative changes in his employment circumstances, the Executive will receive, in addition to accrued but unpaid salary and bonus, a severance payment equal to 1.5 times (for Mr. Asar, the multiple is 2.0 times) the sum of his base salary and target bonus, as well as continuation of certain welfare and perquisite benefits for a period of 18 months (for Mr. Asar, the benefit continuation is 24 months). In addition, each Executive will be eligible for outplacement services commensurate with those available to other senior corporate officers of the Company for a period of 18 months (for Mr. Asar, the period is 24 months) following such termination.  Each Employment Agreement provides that all equity-based awards granted to each Executive will immediately vest on the date of his termination, except upon a termination of employment for due cause or a voluntary termination.

Each Employment Agreement provides enhanced protections for the Executive during the 24-month period following a change in control, including:

•                                          Entitlement to participation in an annual bonus plan, long-term incentive program and other benefit programs that satisfy specified minimum standards to ensure comparability with benefits provided prior to the change in control;

•                                          An additional “good reason” trigger for a qualifying termination entitling the Executive to receive severance benefits; and

•                                          Enhanced severance benefits following a qualifying termination, including a severance payment equal to 2.0 times (for Mr. Asar and Mr. Hartman, the multiples are 2.5 times and 1.5 times, respectively) the sum of his base salary and target bonus, as well as continuation of certain welfare and perquisite benefits for a period of 24 months (for Mr. Asar and Mr. Hartman, the benefit continuation periods are 30 months and 18 months, respectively).

Each Employment Agreement also contains confidentiality, return of property, non-compete and non-solicitation provisions that provide that upon the termination of employment, each Executive will be unable to engage in any business that is competitive with the Company anywhere in the contiguous United States, and each Executive will be unable to solicit any of the Company’s employees or customers for a period of 18 months (for Mr. Asar, the period is 24 months).

The summaries of the material terms of the Employment Agreements described above are qualified in their entirety by reference to each Employment Agreement, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4 and are incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)  Exhibit.  The following exhibits are being filed herewith:

EXHIBIT INDEX

Exhibit No.	Description

(10.1)	Amended and Restated Employment Agreement, dated as of March 19, 2019, by and between the Company and Vinit K. Asar

(10.2)	Amended and Restated Employment Agreement, dated as of March 19, 2019, by and between the Company and Thomas E. Kiraly

(10.3)	Amended and Restated Employment Agreement, dated as of March 19, 2019, by and between the Company and Samuel M. Liang

(10.4)	Amended and Restated Employment Agreement, dated as of March 19, 2019, by and between the Company and Thomas E. Hartman

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANGER, INC.

By:	/s/ Thomas E. Hartman
Thomas E. Hartman
Senior Vice President and General Counsel

Dated: March 20, 2019